                                                                 EXHIBIT 10.20

______________________________________________________________________________


                                    LEASE

______________________________________________________________________________



BETWEEN
                            THOMAS DOWNIE HOLDINGS LTD.



AND
                              GLOBAL MEDIA CORPORATION

                                  TABLE OF CONTENTS

                                                                         PAGE

1.   BASIC TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

3.   FIXTURING OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . .4

4.   DEMISE AND TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     4.1     Habendum. . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     4.2     Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . .5

5.   RENT AND OTHER PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . .6

     5.1     Amount of Rent. . . . . . . . . . . . . . . . . . . . . . . . .6

     5.2     Payment of Basic Rent . . . . . . . . . . . . . . . . . . . . .6

     5.3     Estimate of Additional Rent . . . . . . . . . . . . . . . . . .7

     5.4     Payment of Additional Rent. . . . . . . . . . . . . . . . . . .7

     5.5     Statement and Adjustment for Additional Rent. . . . . . . . . .7

     5.6     Rights of Landlord with Respect to Additional Rent. . . . . . .7

     5.7     Rent for Irregular Periods. . . . . . . . . . . . . . . . . . .7

     5.8     GST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     5.9     Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     5.10    Net Lease . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     5.11    Interest on Unpaid Rent . . . . . . . . . . . . . . . . . . . .8

     5.12    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     5.13    Overholding Tenant. . . . . . . . . . . . . . . . . . . . . . .8

     5.14    Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . .9


                                       i

6.   CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . .9

     6.1     Use of Premises . . . . . . . . . . . . . . . . . . . . . . . .9

     6.2     Hazardous Materials . . . . . . . . . . . . . . . . . . . . . 11

     6.3     Landlord's Rights . . . . . . . . . . . . . . . . . . . . . . 12

7.   ALTERATIONS AND REPAIRS . . . . . . . . . . . . . . . . . . . . . . . 12

     7.1     Tenant's Right to Paint and Decorate. . . . . . . . . . . . . 12

     7.2     Tenant's Repairs. . . . . . . . . . . . . . . . . . . . . . . 12

     7.3     Landlord's Repairs. . . . . . . . . . . . . . . . . . . . . . 13

     7.4     Fulfillment of Duty . . . . . . . . . . . . . . . . . . . . . 13

     7.5     State of Repair at End of Term. . . . . . . . . . . . . . . . 13

     7.6     Landlord's Right to Examine . . . . . . . . . . . . . . . . . 14

     7.7     Cost to Tenant of Repairs by Landlord . . . . . . . . . . . . 14

     7.8     Repair Work by Landlord . . . . . . . . . . . . . . . . . . . 14

     7.9     No Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . 15

8.   DAMAGE, DESTRUCTION OR LANDLORD'S USE . . . . . . . . . . . . . . . . 15

     8.1     Abatement of Rent and Termination by Landlord . . . . . . . . 15

     8.2     Landlord's Use. . . . . . . . . . . . . . . . . . . . . . . . 16

9.   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

     9.1     Tenant to Insure. . . . . . . . . . . . . . . . . . . . . . . 16

     9.2     Increase in or Cancellation of Insurance. . . . . . . . . . . 17

10.  ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . 17

     10.1    Requirement for Consent . . . . . . . . . . . . . . . . . . . 17

     10.2    Landlord's Rights . . . . . . . . . . . . . . . . . . . . . . 17

     10.3    Tenant Continues Liable . . . . . . . . . . . . . . . . . . . 18

     10.4    Change of Control . . . . . . . . . . . . . . . . . . . . . . 18


                                       ii

11.  EXCLUSION OF LIABILITY AND INDEMNITY. . . . . . . . . . . . . . . . . 18

     11.1    Exclusion of Liability. . . . . . . . . . . . . . . . . . . . 18

     11.2    Indemnification . . . . . . . . . . . . . . . . . . . . . . . 19

12.  LANDLORD'S RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . 19

     12.1    Default . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

     12.2    Execution, Receivership and Bankruptcy. . . . . . . . . . . . 20

     12.3    Delivery of Possession. . . . . . . . . . . . . . . . . . . . 21

     12.4    Payment of Landlord's Expenses. . . . . . . . . . . . . . . . 21

     12.5    Landlord's Right to Re-let. . . . . . . . . . . . . . . . . . 21

     12.6    Right of Landlord to Perform Tenant's Obligations . . . . . . 21

     12.7    Money Paid by Landlord. . . . . . . . . . . . . . . . . . . . 22

     12.8    Landlord's Right to Seize . . . . . . . . . . . . . . . . . . 22

     12.9    No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     12.10   Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . 22

13.  MORTGAGES AND ASSIGNMENT BY LANDLORD. . . . . . . . . . . . . . . . . 23

     13.1    Landlord May Charge Rights. . . . . . . . . . . . . . . . . . 23

     13.2    Subordination . . . . . . . . . . . . . . . . . . . . . . . . 23

     13.3    Status Statement. . . . . . . . . . . . . . . . . . . . . . . 23

     13.4    Registration. . . . . . . . . . . . . . . . . . . . . . . . . 23

     13.5    Assignment by Landlord. . . . . . . . . . . . . . . . . . . . 24

14.  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

     14.1    Management of Project . . . . . . . . . . . . . . . . . . . . 24

     14.2    Showing Premises. . . . . . . . . . . . . . . . . . . . . . . 24

     14.3    Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . 24

     14.4    No Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . 24


                                      iii

     14.5    Representations by Landlord . . . . . . . . . . . . . . . . . 25

     14.6    No Partnership. . . . . . . . . . . . . . . . . . . . . . . . 25

     14.7    Several Tenants . . . . . . . . . . . . . . . . . . . . . . . 25

     14.8    Inurement . . . . . . . . . . . . . . . . . . . . . . . . . . 25

     14.9    Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

     14.10   Time of Essence . . . . . . . . . . . . . . . . . . . . . . . 26

     14.11   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . 26

     14.12   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 26

     14.13   Severability. . . . . . . . . . . . . . . . . . . . . . . . . 26

     14.14   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . 26

15.  SPECIAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 26

     15.1    Option to Renew . . . . . . . . . . . . . . . . . . . . . . . 26

     15.2    Landlord's Right to Terminate . . . . . . . . . . . . . . . . 27

     15.3    Furniture . . . . . . . . . . . . . . . . . . . . . . . . . . 27

     15.4    Parking . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

     15.5    Fixturing Period. . . . . . . . . . . . . . . . . . . . . . . 27

-------------------------------------------------------------------------------

LEASE

-------------------------------------------------------------------------------

THIS LEASE dated for reference July 2, 1999 is made

BETWEEN

              THOMAS DOWNIE HOLDINGS LTD., of Suite 305 - 814
              Richards Street, Vancouver, British Columbia, V6B 3A7

                                                              (the "Landlord");

AND

              GLOBAL MEDIA CORPORATION, of 83 Victoria Crescent,
              Nanaimo, British Columbia  V9R 5B9

                                                                (the "Tenant");

THIS LEASE WITNESSES THAT:

1.     BASIC TERMS

The parties to this Lease approve the following terms (the "Basic Terms") and agree that each reference in this Lease to the Basic Terms includes the provisions set out in this Section as well as other terms and conditions in this Lease:

       (a)    Landlord                Thomas Downie Holdings Ltd.

       (b)    Address of Landlord     Care of Parkside Property Management Ltd.

                                      305 - 814 Richards Street
                                      Vancouver, B.C.  V6B 3A7

                                      Facsimile: (604) 685-8492

                                      Attention:  Property Manager

       (c)    Tenant                  Global Media Corporation

       (d)    Address of Tenant       83 Victoria Street, Nanaimo, B.C. V9R 5B9

                                      Facsimile: (250) 716-0502

       (e)    Land                    400 Robson Street, Vancouver, British
                                      Columbia and more particularly
                                      described as:  Parcel Identifier:
                                      002-890-488--Lot E Block 65 District
                                      Lot 541 Plan 10599

       (f)    Term                    5 years

       (g)    Commencement Date       September 1, 1999

       (h)    Basic Rent


                 LEASE

                 Year 1
                 Per year              $72,000
                 Per month              $6,000

                 Year 2
                 Per year              $94,500
                 Per month              $7,875

                 Year 3
                 Per year             $112,500
                 Per month              $9,375

                 Year 4
                 Per year             $120,500
                 Per month             $10,041.67

                 Year 5
                 Per year             $130,500
                 Per month             $10,875

       (i)    Permitted Use           business and technical office

       (j)    Deposit                 $18,056.23

       (k)    Renewal                 1 renewal for a further five-year
                                      term, subject to right of Landlord to
                                      terminate for demolition

2.     DEFINITIONS

In this Lease:

       (a) "Additional Rent" means all sums of money to be paid by the Tenant to the Landlord under this Lease, except the Basic Rent;

       (b)    "Basic Rent" means the amount set out in Subsection 1(h);

       (c) "Building" means all buildings, structures, improvements and facilities located on the Land from time to time;

       (d)    "Commencement Date" means September 1, 1999;

       (e)    "Deposit" means the sum of $18,056.25;

       (f) "GST" means any and all goods and services taxes, sales tax, value added taxes, business transfer taxes or any other taxes imposed on the Landlord from time to time with respect to Rent payable by the Tenant to the Landlord under this Lease, or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax or otherwise;

       (g)    "Hazardous Materials" means:

              (i) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, or pollutants which pose a hazard to all or any part of the Premises, or any person, business or occupant or user of the Premises; or cause all or any part of the Premises or any user or occupant of the Premises to be in violation of any Hazardous Materials Laws;

              (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation or transformers; and

              (iii) any chemical, material or substance defined as or included in the definition of "dangerous goods", "deleterious substance", "extremely hazardous wastes", "restricted hazardous waste", "toxic substances", "waste" or words of similar import under any applicable local, provincial or federal law or under the regulations adopted or publications promulgated pursuant thereto.

       (h) "Hazardous Materials Claims" mean any and all enforcement, cleanup, removal, remedial, or other governmental or regulatory actions instituted or contemplated pursuant to any Hazardous Materials Laws;

       (i) "Hazardous Materials Laws" means any local, provincial or federal laws, rules, ordinances, regulations, orders or other edicts having the force of law relating to the environment or any Hazardous Materials or the environmental conditions on, under or about the Premises including, without limitation, soil, groundwater, and indoor and ambient air conditions;

       (j) "Land" means the real property in the City of Vancouver legally described as Parcel Identifier 002-890-488 Lot E Block 65 District Lot 541 Plan 10599;

       (k) "Lease" means this instrument, all schedules attached to this instrument, and the rules and regulations made from time to time by the Landlord in respect to the Premises;

       (l) "Lease Year" means a 12-month period beginning on the Commencement Date or the anniversary of that date;

       (m)    "Municipality" means the City of Vancouver;

       (n) "Operating Costs" means the total, without duplication, of all expenses and costs of any kind incurred by the Landlord for operating, renting, maintaining, insuring, repairing, replacing and managing the Premises include the capital costs of fulfilling the Landlord's repair obligations as set out in Section 7.3, such capital costs to be amortized over a reasonable period of time, in accordance with generally accepted accounting principles;

       (o)    "Premises" means the Land and the Building;

       (p) "Rent" means all Basic Rent, Additional Rent and any other monies payable by the Tenant pursuant to this Lease;

       (q) "Tax Cost" means the total, without duplication, of sums paid by the Landlord in respect of Taxes;

       (r) "Taxes" means the aggregate of all taxes, local improvement or similar rates, duties, assessments and charges, municipal realty taxes, water taxes, school taxes, British Columbia corporation capital tax, or any other taxes, rates, duties, assessments both general or special or any rate, duty, assessment, charge or tax levied, charged or assessed in their place by any taxing authority levied or imposed on or in respect of the Premises by any Taxing Authority;

       (s) "Taxing Authority" means any duly constituted governmental authority whether federal, provincial, municipal or otherwise legally empowered to impose taxes, rates, assessments or charges on, or in respect of the Premises;

       (t)    "Term" means the 5 year term of this Lease; and

       (u) "Transfer" means an assignment of the whole or any part of this Lease a sublease of all or any part of the Premises (whether by the Tenant or a sub-tenant), any transaction whereby the rights of the Tenant under this Lease or the rights of any sub-tenant of the Premises are transferred to another, any transaction by which any right of use or occupancy of all or any part of the Premises is conferred on anyone, or any mortgage, charge or encumbrance of this Lease (whether by assignment or sublease).

3.     FIXTURING OF PREMISES

The Tenant acknowledges and agrees that:

       (a) the Landlord is providing the Premises to the Tenant on an "as is, where is" basis;

       (b) the Tenant will not begin any work in the Premises until architectural and engineering plans and specifications relating to the work have been supplied to the Landlord and approved by the Landlord in writing and the Tenant has obtained at its sole cost and expense all required municipal or governmental approvals and permits;

       (c) taking possession of the whole or any part of the Premises by the Tenant will be conclusive evidence as against the Tenant that the Premises are in good and satisfactory physical and environmental condition on such date of taking possession and will constitute an acknowledgement by the Tenant that the Premises are in the condition called for by this Lease; and

       (d) any alterations, additions, improvements and fixtures made to or installed on or in the Premises at the expense of the Tenant other than unattached moveable trade fixtures will remain on and be surrendered to the Landlord with the Premises as part of the Premises on the expiration or earlier termination of this Lease and will become the absolute property of the Landlord, unless the Landlord, by notice in writing, requires the Tenant to remove them, in which event the Tenant covenants and agrees to restore the Premises to the state in which they were prior to the Commencement Date and will make good any damage or injury caused to the Premises resulting from such installation and removal, reasonable wear and tear only excepted.

4.     DEMISE AND TERM

4.1    HABENDUM

In consideration of the rents, covenants and agreements reserved and contained in this Lease (which are to be paid, observed and performed by the Tenant) the Landlord hereby demises and leases unto the Tenant the Premises to have and to hold for and during the Term from the Commencement Date unless sooner terminated as provided in this Lease.

4.2    QUIET ENJOYMENT

The Landlord covenants and agrees with the Tenant that if the Tenant pays the Rent reserved by this Lease and performs the covenants on its part contained in this Lease, it will and may peaceably possess and enjoy the Premises for the Term granted without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, from or under the Landlord.

5.     RENT AND OTHER PAYMENTS

5.1    AMOUNT OF RENT

The Tenant covenants and agrees to pay to the Landlord, or as the Landlord may in writing direct, in lawful money of Canada, without any set off, compensation or deduction whatsoever on the days and at the times specified in this Lease, Rent which is the sum of:

       (a) in and for each Lease Year, Basic Rent in the amount of year as follows:

              Year 1 September 1, 1999 to August 31, 2000 the sum of $72,000 payable on the first day of each month in advance in equal consecutive monthly installments in the amount of $6,000, provided however that the Tenant shall not be required to pay the Basic Rent for the month of September;

              Year 2 September 1, 2000 to August 31, 2001 the sum of $94,500 payable on the first day of each month in advance in equal consecutive monthly installments in the amount of $7,875;

              Year 3 September 1, 2001 to August 31, 2002 the sum of $112,500 payable on the first day of each month in advance in equal consecutive monthly installments in the amount of $9,375;

              Year 4 September 1, 2002 to August 31, 2003 the sum of $120,500 payable on the first day of each month in advance in equal consecutive monthly installments in the amount of $10,041.67;

              Year 5 September 1, 2003 to August 31, 2004 the sum of $130,500 payable on the first day of each month in advance in equal consecutive monthly installments in the amount of $10,875.

       (b)    Tax Cost;

       (c)    Operating Costs;

       (d) the cost, charge or expense for water, garbage collection, electrical, gas, power, telephone and any other like service or utility rendered to the Premises for the benefit of the Tenant and paid by the Landlord; and

       (e) all other sums of money required under this Lease to be paid to the Landlord by the Tenant whether or not designated as Additional Rent.

5.2    PAYMENT OF BASIC RENT

At the Landlord's request from time to time, the Tenant covenants and agrees to forthwith deliver to the landlord such number of post-dated cheques so requested for the Basic Rent plus GST plus Additional Rent as estimated by the Landlord.

5.3    ESTIMATE OF ADDITIONAL RENT

The Landlord may, in respect of any or all of the items of Additional Rent referred to in Subsections 5.1(b) to (e), estimate the amount the Tenant would be required to pay for such period as the Landlord may determine and may from time to time and at any time re-estimate any or all of such items of Additional Rent.

5.4    PAYMENT OF ADDITIONAL RENT

With respect to any of item of Additional Rent the Landlord estimates pursuant to Section 5.3, the Tenant will pay to the Landlord such amount in advance in equal consecutive monthly installments on the same day of the month as monthly installments of Basic Rent. With respect to any item of Additional Rent the Landlord has not estimated pursuant to Section 5.3, the Tenant will pay to the Landlord the amount of such item of Additional Rent within thirty business days of receipt of an invoice for the amount.

5.5    STATEMENT AND ADJUSTMENT FOR ADDITIONAL RENT

Within 90 days after the end of each Lease Year the Landlord will furnish to the Tenant a statement of the actual cost during such Lease Year of those items comprised in Additional Rent as set out in Subsections 5.1(b) to (e). If the amount payable by the Tenant as shown on such statement is greater or less than the Additional Rent paid by the Tenant to the Landlord pursuant to Subsections 5.1(b) to (e), then the parties to this Lease will make the proper adjustment within seven business days after deliver of such statement. Any payment made by the Landlord to the Tenant or made by the Tenant to the Landlord in respect of any adjustment made under this Lease is without prejudice to the right of the Landlord to claim a readjustment within 12 months from the date of delivery of such statement.

5.6    RIGHTS OF LANDLORD WITH RESPECT TO ADDITIONAL RENT

If and so often as the Additional Rent is not paid when due, the Landlord has the same rights and remedies and may take the same steps for its recovery as for the recovery of Rent in arrears.

5.7    RENT FOR IRREGULAR PERIODS

All Rent reserved in this Lease, including the Additional Rent, accrues from day to day, and if for any reason it becomes necessary to calculate Rent for irregular periods of less than one year, an appropriate pro rata adjustment will be made on a daily basis in order to compute Rent for such irregular period.

5.8    GST

Despite any other provision of this Lease, the Tenant will pay to the Landlord on demand an amount equal to all GST, it being the intention of the parties that the Landlord will be fully reimbursed by the Tenant with respect to all GST at the full rate applicable from time to time in respect of Rent or the lease of the Premises pursuant to this Lease. The Landlord will calculate the amount of the GST so payable by the Tenant in accordance with the applicable legislation and the Tenant will pay the GST so payable to the Landlord at the same time as the amounts to which such GST apply are payable to the Landlord under the terms of this Lease or on demand at such other time or times as the Landlord from time to time determines. Despite any other provision of this Lease, the amount payable by the Tenant is deemed not to be Rent, but the Landlord has the same remedies for and rights of recovery of such amount as it has for the recovery of Rent under this Lease.

5.9    UTILITIES

The Tenant covenants with the Landlord that the Tenant will pay promptly for its gas, other fuel and electricity and water consumed on the Premises, for its telephone, for all business taxes, license fees, rates, charges, garbage and other like services and levies of any nature or kind levied or assessed on or in respect of or in relation to the Tenant, the business carried on by the Tenant, or the properties, fixtures, machinery, equipment or apparatus of the Tenant installed in the Premises.

5.10   NET LEASE

The Tenant acknowledges and agrees that it is intended that this Lease will be a completely carefree net lease for the Landlord except as is specifically provided in Section 7.3 and as other expressly provided in this Lease, and that the Landlord will not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises and the Tenant, except as is otherwise expressly provided in this Lease, will pay all charges, impositions and costs of every nature and kind relating to the Premises and the Tenant covenants with the Landlord accordingly.

5.11   INTEREST ON UNPAID RENT

If the Tenant fails to pay any Basic Rent and Additional Rent payable by the Tenant to the Landlord under this Lease promptly when due, then the Tenant will pay to the Landlord interest on any unpaid Basic Rent and Additional Rent at a rate of 12% per annum from the date on which such Basic Rent and Additional Rent was due until actual receipt of payment of the unpaid Basic Rent, Additional Rent and the interest due hereunder.

5.12   TAXES

The Landlord covenants with the Tenant to pay all Taxes and the Tenant covenants with the Landlord to pay its portion of such taxes as provided in this Lease.

5.13   OVERHOLDING TENANT

If the Tenant remains in possession of the Premises after the end of the Term and without the execution and delivery of a new lease, there shall be no tacit renewal of this Lease or the Term hereby granted, and the Tenant will be deemed to be occupying the Premises as a tenant from month to month at a monthly rent payable in advance on the first day of each month equal to the sum of:

       (a)    the Basic Rent payable during the last month of the Term; and

       (b) 1/10th of the Additional Rent, paid pursuant to Subsections 5.1(b) and (c);

and otherwise on the same terms, conditions and provisos as are set forth in this Lease insofar as they are applicable to a monthly tenancy.

5.14   DEPOSIT

The Tenant will, forthwith after execution of this Lease, pay to the Landlord the Deposit and the Landlord will apply this amount first against the second month's Basic Rent due under this Lease, and then retain the balance without interest to the Tenant, as a security deposit, to be returned to the Tenant on the termination of this Lease, or to be applied, at any time during the Term or thereafter, by the Landlord to rectify any damage to the Premises caused by the Tenant, or, at the Landlord's discretion, against any amounts owing by the Tenant under this Lease from time to time, and if the Deposit is so applied, in whole or in part, by the Landlord during the Term, the Tenant covenants to replace the whole or the portion of the Deposit so applied, with the Landlord promptly on demand.

Upon termination of this Lease, the Landlord will inspect the Premises and will deduct from the Deposit the cost of repairing the damage to the Premises and the amount of the Deposit will not constitute a bar to the Landlord recovering additional damages from the Tenant for damages to the Premises or for breach of the covenants contained in this lease and the Landlord will refund the balance of the Deposit, if any, to the Tenant.

6.     CONDUCT OF BUSINESS

6.1    USE OF PREMISES

The Tenant covenants and agrees with the Landlord that the Tenant will:

       (a) not use or occupy the whole or any part of the Premises for any purpose other than the operation of a business and technical office. The Tenant also covenants and agrees that it will not allow or permit the Premises or any portion thereof to be used for operation of a credit bureau or other financial institution;

       (b)    not, during the Term, vacate all or any part of the Premises;

       (c) not erect or place, or suffer to be erected or placed, or maintain any signs, decoration, lettering or advertising matter of any nature or kind whatsoever either on the exterior walls of the Building or in the windows without first obtaining the Landlord's written approval and consent in each instance;

       (d) not make any repairs, openings or additions to any part of the exterior of the Building, nor place any attachments, decorations, signs or displays in or on any part of the exterior of the Building or on the roof, nor make any addition to the Building without the prior written consent of the Landlord, failing which the Tenant will be held responsible for all ensuing costs and damages whether to remove such items or to effect repairs needed as a result of such acts;

       (e) not carry on, perform or suffer or permit to be carried on, performed, or suffered on the Premises any business practice or thing or act or engage in any activity which may be deemed a nuisance or a menace or which in any way may injure the whole or any part of the Premises. The Tenant will not use or permit any part of the Premises to be used in such manner as to cause a nuisance nor to cause or permit annoying noises or vibrations or offensive odours. The Tenant agrees that the Landlord will determine in its own discretion if any such state or condition exists.

       (f) no place or lease, or permitted to be placed or left in, on or on any part of Land outside of the Building any debris, garbage, trash or refuse, but will deposit the same in areas and at times and in a manner specifically designated by the Landlord from time to time. If any debris, garbage, trash or refuse is of a perishable nature, then the Tenant must keep these items in a properly refrigerated area provided at its own cost by the Tenant. If there are any costs for removal of debris, garbage, trash or refuse additional to the removal service provided by the Municipality or if the Municipality charges for such service, then the Tenant will pay for such costs;

       (g) not enter or permit its employees, agents or representatives to enter onto the roof of the Building for any reason whatsoever without the prior written consent of the Landlord;

       (h) fully equip the Premises with all trade equipment, lighting fixtures, furniture, operating equipment, furnishings, fixtures, floor coverings and any other equipment necessary for the proper operation of the Tenant's business and such installation will be completed without damage to the structure, heating, ventilating, sprinklers, plumbing, electrical and other mechanical systems of the Premises;

       (i) keep the Premises in a clean and sanitary condition in accordance with the laws of the Municipality and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper offices of the Municipality, other agencies having jurisdiction, or the insurers of the Landlord;

       (j) promptly, at its expense, comply with and observe the requirements of all statutes, bylaws, laws, ordinances, regulations and orders at any time in force during the Term which are applicable to the Tenant or the condition, maintenance, use or occupation of the Premises by the Tenant, including any regulation, order, or requirements of any fire underwriters association or any similar body having similar functions and of any liability or fire insurance company by which the Landlord and Tenant or either of them may be insured at any time during the Term, whether or not that statute, bylaw, law, regulation, ordinance or order be of a kind now existing or within the contemplation of the Landlord or the Tenant, and in so doing, the Tenant will be required at its expenses to make any necessary alterations, repairs, additions, or deletions in, on, or to the whole or any part of the

              Premises and any equipment, machinery or other facilities in, on, or used in connection with or appurtenant to the whole or any part of the Premises; and

       (k) abide by any and all reasonable rules and regulations which may, from time to time, be established by the Landlord for the Premises. The Landlord will communicate any amendments or changes in such rules and regulations to the Tenant in writing, and after such communication such changed or amended rules and regulations will be those in force until further amendment and notice of the amendment.

6.2    HAZARDOUS MATERIALS

The Tenant covenants and agrees with the Landlord that Tenant will, at its sole expense:

       (a)    comply with all Hazardous Materials Laws;

       (b)    keep the Premises free of Hazardous Materials;

       (c) promptly on request of the Landlord, provide a certificate confirming that to the best of its knowledge the Tenant, or those for whom it is at law responsible, has not introduced any Hazardous Materials on, under or about the Premises;

       (d) immediately on being made aware, notify the Landlord in writing, of the existence of any Hazardous Materials Claim or any Hazardous Materials on the Premises, or any discharges, emissions, or spill of Hazardous Materials on, under, about or from the Premises; and

       (e) promptly provide the Landlord with copies of all notices pursuant to any Hazardous Materials Law and evidence the Tenant is responding to such notices in a responsible manner.

The Landlord may at any reasonable time cause an environmental audit or such tests and investigations of the Premises to determine the existence of any Hazardous Materials, provided that such tests and investigations are carried out with minimal interference with the Tenant's business. If the tests confirm the existence of Hazardous Materials placed by the Tenant or those for whom it is at law responsible, the costs will be paid by the Tenant to the Landlord on demand and if not paid on demand will be Additional Rent.

The Tenant will be liable for any and all costs (including all legal costs on a solicitor and own client basis) directly or indirectly arising out of or attributable to the presence of Hazardous Materials on, under, about or from the Premises, which have been brought on the Premises or permitted to be brought on the Premises by the Tenant or anyone for whom the Tenant is at law responsible.

Notwithstanding anything to the contrary contained in this Lease, the Tenant must, at its sole expense within 20 days of the expiry of the Term or any earlier termination of this Lease, remove any and all Hazardous Materials from the Premises which have been brought on the Premises or permitted to be brought on the Premises by the Tenant or anyone for whom the Tenant is at law responsible, and immediately repair, at the Tenant's expense, all damage to the Premises caused by such removal. If the Tenant fails to do so, then the Landlord may cause such removal and repairs to be undertaken and Subsection
7.7 will apply.

6.3    LANDLORD'S RIGHTS

The Tenant acknowledges that all its covenants and obligations set forth in this Section 6 are covenants and obligations designed for the mutual benefit and protection of the Premises and the Tenant. If the Tenant breaches any of such covenants or obligations or fails to observe or perform any of them, then without prejudice to any other right or remedy which the Landlord may have under the terms of this Lease, the Landlord may rectify the situation and collect the expenses for such work from the Tenant in the same manner as arrears of Rent or may bring action in any court of competent jurisdiction against the Tenant for a judgment or order directing the Tenant to remedy such breach and to observe and perform such covenant or obligation.

7.     ALTERATIONS AND REPAIRS

7.1    TENANT'S RIGHT TO PAINT AND DECORATE

The Tenant may, at any time and from time to time at its expense, paint and decorate the interior of the Premises and make such changes, alterations, additions and improvements in and to the Premises as will in the judgment of the Tenant better adapt the Premises for the purpose of its business; provided however that no changes, alterations, additions or improvements to the structure, any perimeter wall, the heating, ventilating, air-conditioning, plumbing, electrical, or mechanical equipment, the concrete floor or the roof will be made without the prior written consent of the Landlord, and without the use of contractors or other qualified workers designated or approved by the Landlord in writing. Any changes, alterations, additions and improvements, whether structural or otherwise, will comply with all applicable statutes, regulations or bylaws of any municipal, provincial or other governmental authority. The Tenant will pay to the Landlord the amount of the increase for any insurance coverage or Taxes to the extent that such increase is directly attributable to any action by the Tenant under this Section, and the Tenant covenants that such insurance will not thereby be made liable to avoidance or cancellation by the insurer by reason of such changes, alterations, additions or improvements.

7.2    TENANT'S REPAIRS

The Tenant covenants and agrees with the Landlord that the Tenant will promptly, at all times during the Term, at its sole cost and expense:

       (a) repair, maintain and keep the interior of the Premises in good order and repair, as a careful owner would do;

       (b) repair, maintain and keep all equipment and fixtures in the interior of the Premises in good order and repair and replace them when necessary, as a careful owner would do, including interior doors, windows, glass partitions, and electrical equipment and fixtures within the Premises placed by the Tenant, and keep any improvements now or hereafter made to the Premises, equipment and fixtures in good order and repair, as a careful owner would do, reasonable wear and tear only excepted, and the Tenant covenants to perform such maintenance, to effect such repairs and replacements and to decorate at its own cost and expense as and when necessary or reasonably required so to do by the Landlord;

       (c) repair any damage caused to the Premises by the Tenant or those for whom it is at law responsible; and

       (d) make whole at its sole cost and expense all damaged glass, including plate glass, in or on the Premises.

7.3    LANDLORD'S REPAIRS

The Landlord covenants and agrees with the Tenant that the Landlord will promptly, at all times during the Term:

       (a) repair and maintain the exterior of the Premises in good order and repair;

       (b) repair the structural support components of the roof, spouts, gutters, foundations, subfloor and outer walls of the Building; and

       (c) repair, maintain and if required, replace the heating, ventilating, air-conditioning, plumbing and electrical equipment and fixtures within the premises on the Commencement Date of the Lease.

The costs incurred by the Landlord with respect to the repairs, maintenance and replacements required to comply with the obligations in Subsections (a) and/or (b) above will be part of the Operating Costs and paid by the Tenant as provided in this Lease.

7.4    FULFILLMENT OF DUTY

In doing any maintenance, repairs, replacements or decorations, the Tenant will use contractors or other workers designated or approved by the Landlord in writing. If the Tenant fails to comply with the Landlord's request to effect repairs, replacements or maintenance within the time provided for by the landlord, then the Landlord may cause such repairs, replacements or maintenance to be undertaken and the provisions of Sections 7.6 and 7.7 apply.

7.5    STATE OF REPAIR AT END OF TERM

At the end of the Term (or any earlier termination of this Lease):

       (a) the Tenant will deliver to the Landlord vacant possession of the Premises in the condition in which the Tenant is required to maintain the Premises under this Lease;

       (b) the Tenant will, before removing his goods and fixtures from the Premises, cause any sign erected or placed in or on the Building or the Premises to be removed or obliterated, at the sole expense of the Tenant, and in a workmanlike manner to the satisfaction of the Landlord, acting reasonably; and

       (c) all changes, alterations, additions and improvements made to or installed on or in the Premises whether made pursuant to this Section or otherwise and which in any manner are attached in, to, on or under the floors, walls or ceilings will remain on and be surrendered to the Landlord with the Premises as a part of the Premises, without disturbance, molestation or injury and will be and become the absolute property of the Landlord without any payment or indemnity by the Landlord to the Tenant.

7.6    LANDLORD'S RIGHT TO EXAMINE

The Landlord and any employee, servant or agent of the Landlord may, at any reasonable time during normal business hours and at any time during any emergency, from time to time:

       (a) enter and examine the state of maintenance, repair, decoration and order of the Premises, all equipment and fixtures within the Premises, and any improvements now or hereafter made to the Premises;

       (b) give notice to the Tenant requiring that the Tenant perform such maintenance or effect such repairs, replacements or decorations as may be found necessary from such examination. The failure of the Landlord to give such notice does not relieve the Tenant from its obligations under this Lease;

       (c) make alterations or repairs as the Landlord deems necessary for the safety, preservation, proper administration or improvements of the Premises; and

       (d) enter the Premises to remove any article or remedy any condition which, in the opinion of the Landlord, would be likely to lead to cancellation of any policy of insurance on the whole or any party of the Premises, and such entry by the Landlord will not be deemed to be a re-entry.

7.7    COST TO TENANT OF REPAIRS BY LANDLORD

If the Landlord deems it necessary to undertake any repairs or to do anything which is required to be undertaken or done by the Tenant under this Lease, then the Tenant will pay to the Landlord, as Additional Rent on receipt of notice from the Landlord, all costs of such work as well as a fee for supervisor or carrying out the Tenant's obligation an amount equal to 10% of the monies expended or of the cost of repairs or other work carried out by or under the supervisor of the Landlord, which amount is in addition to the cost of such work or monies expended.

7.8    REPAIR WORK BY LANDLORD

The Landlord may elect to effect the maintenance and repair work required to be effected and paid for by the Tenant, and the Landlord, if it so elects, may enter into contracts for the performance of all or part of the maintenance and repair work, provided that in such event the Landlord will give notice to the Tenant of any and all such contracts with details of the work to be performed thereunder and provided further that the Tenant will on notice pay to the Landlord the Landlord's costs therefor and the Landlord's cost will be deemed to be Additional Rent.

7.9    NO LIENS

The Tenant covenants with the Landlord that it will not permit, do, or cause anything to be done to the Premises at any time which would allow any lien, certificate of pending litigation, judgment or certificate of any court or any mortgage, charge or encumbrance of any nature whatsoever to be imposed or to remain on the Premises. In the event of the registration of any lien or other encumbrance by a contractor or sub-contractor of the Tenant, the Tenant will at its own cost and expense immediately cause the lien or encumbrance to be discharged. Should the Tenant fail to proceed with due diligence to discharge any such lien or encumbrance, the Landlord will be at liberty to pay and discharge any such lien or encumbrance on giving the Tenant seven business days' written notice of its intention so to do. Any amount so paid together with any disbursements and costs incurred by the Landlord, any legal costs incurred by the Landlord (on a solicitor and own client basis), and together with interest on any such amounts from the date of payment will be added to the next installment of Basic Rent under the provisions of this lease which will thereon become due and payable as Basic Rent under this Lease.

8.     DAMAGE, DESTRUCTION OR LANDLORD'S USE

8.1    ABATEMENT OF RENT AND TERMINATION BY LANDLORD

The Tenant covenants and agrees with the Landlord that:

       (a) if the whole or any part of the Premises are, at any time during the Term, destroyed or damaged and cannot, in the opinion of the Landlord, be repaired or restored within 120 days after the happening of that destruction or damage and the Premises are rendered unfit either in whole or in part for the business of the Tenant, then the Rent reserved by this Lease, or a proportionate part of that Rent according to the nature and extent of the destruction or damage sustained, will be suspended and abated until the Landlord has rebuilt, repaired or made fit the Premises or the Building for the purpose of the Tenant, provided that the Landlord will in any such event at its option to be exercised within 60 days after the occurrence of such damage or destruction by notice in writing to the Tenant have the right to terminate this Lease, and on the giving of such notice the Term will forthwith terminate, and the Tenant after receipt of such notice will forthwith make payment of the Rent apportioned to the date of such termination and deliver up possession of the Premises to the Landlord; provided that such termination does not affect the obligations of the Tenant to the Landlord arising from obligations of the Tenant existing prior to the date of such notice of termination.

       (b) subject to Subsection 8.1(a), in the event of damage or destruction as contemplated by this Section 8.1, the Tenant will, at its sole expense at the request of the Landlord, repair and rebuild all of the Building, fixtures, alterations and additions installed in the Premises by or on behalf of the Tenant and will replace all furniture and equipment in the Premises; and

       (c) nothing contained in this Section 8.1 obligates the Landlord to rebuilt the Building or any part of the Premises and if the Landlord elects to rebuilt, then it may make such changes, alterations, modifications, adaptations or extensions in, to or of the original building or such structures as form part of the Building as it in its unfettered discretion sees fit.

8.2    LANDLORD'S USE

The Landlord may transfer or dispose of portions of the Land to its owners of abutting property or dedicate or transfer to the Municipality or other governmental or other authorities, lands for road widening and other purposes, and when and so often as the Landlord will dispose or transfer or dedicate any portion of the Land, then the reference to this Lease to "Land" will mean and refer to the portion of the Land remaining after any such transfer, disposition or dedication together with any adjacent land which may be acquired by the landlord on any such transfer, disposition or dedication.

9.     INSURANCE

9.1    TENANT TO INSURE

The Tenant covenants and agrees with the Landlord that it will take out, and keep in force during the Term and during such other time as the Tenant occupies the whole or any part of the Premises:

       (a) insurance on all glass and plate glass in or on the Premises, whether provided by the Landlord or the Tenant;

       (b) broad boiler and machinery insurance on any such equipment in the Premises;

       (c) standard fire insurance with extended coverage or additional perils supplemental contract on the stock-in-trade, furniture, fixtures, improvements and all other contents of the Premises to their full insurable value;

       (d) business interruption insurance in such amounts as will reimburse the Tenant for direct or indirect loss of earnings and for such risks as would be carried by prudent tenants;

       (e) comprehensive general liability insurance, including without limitation non-owned automobile insurance, against claims for fire, personal injury, death or property damage or loss on, in or about the Premises or otherwise howsoever arising out of the operations of the Tenant or any person conducting business from the Premises, to the combined limit as may be reasonably required by the Landlord from time to time but, in any case not less than Two Million Dollars ($2,000,000.00) in respect to injury or death to a single person and in respect of any one accident concerning property damage;

       (f) owned automobile insurance with respect to all motor vehicles owned by the Tenant and operated in its business; and

       (g) such other insurance in such amounts and on such terms as the Landlord may determine from time to time on consultation with its insurance advisors all in amounts and with policies in form satisfactory from time to time to the Landlord with insurers acceptable to the Landlord. Each such policy will name the Landlord as an additional insured as its interest may appear. Each such policy will provide that the insurer will not have any right of subrogation against the Landlord on account of any loss or damage covered by such insurance or on account of payments made to discharge claims against or liabilities of the Landlord or Tenant covered by such insurance. The cost or premium for each and every such policy will be paid by the Tenant. The Tenant will obtain from the insurers under such policies undertakings to notify the Landlord in writing at least 30 days prior to any cancellation of the policies. The Tenant agrees to provide the Landlord with a certified copy of each of the insurance policies described in this Lease within 10 business days of obtaining or renewing such policies.

9.2    INCREASE IN OR CANCELLATION OF INSURANCE

The Tenant will not do, permit to be done, or omit to do anything in, on or about the Premises which causes or has the effect of causing the rate of insurance on the whole or any part of the Premises to be increased or leading to the cancellation of such insurance. If the insurance rate is so increased, then the Tenant will pay to the Landlord as Additional Rent the amount of such increase. If any insurance policy on the Premises is cancelled by the insurer by reason of the use and occupation of the whole or any part of the Premises by the Tenant or by any assignee, subtenant or licensee of the Tenant, or by anyone permitted by the Tenant to be on the Premises, the Landlord may at its option terminate this Lease by notice in writing of such termination and thereon Rent and any other payments for which the Tenant is liable under this Lease will be apportioned and paid in full to the date of such notice of termination of this Lease plus an amount equal to the next ensuing three months' Rent payable hereunder had the Landlord not terminated this Lease and the Tenant will immediately delivery up vacant possession of the Premises to the Landlord, and the Landlord may, at its option and at the sole expense of the Tenant, enter on the Premises and rectify the situation causing such cancellation or rate increase.

10.    ASSIGNMENT AND SUBLETTING

10.1   REQUIREMENT FOR CONSENT

The Tenant will not enter into, consent to or permit any Transfer without the prior written consent of the Landlord in each instance, but the consent is subject to the Landlord's rights under Subsection 10.2. The Tenant will pay to the Landlord its legal fees and expenses incurred in reviewing, revising, approving and otherwise in connection with any Transfer.

10.2   LANDLORD'S RIGHTS

If the Tenant intends to effect a Transfer, the Tenant must give prior written notice to the Landlord of such intent specifying the identity of the proposed transferee, the type of Transfer contemplated, the portion of the Premises affected by the Transfer and the financial and other terms of the Transfer and must provide such financial, business or other information relating to the proposed transferee and its principals as the Landlord required, together with copies of any documents which record the particulars of the proposed Transfer. The Landlord must, within 30 days after having received such notice and all requested information, notify the Tenant either that:

       (a) the Landlord consents or does not consent to the Transfer in accordance with the provisions of this Section and if the former, the Landlord may impose such terms or conditions relating to its consent as the Landlord may see fit; or

       (b) the Landlord elects to cancel this Lease as to the whole or part, as the case may be, of the Premises affected by the proposed Transfer; or

       (c) the Landlord elects to take over the position of the proposed Transferee with respect to the Transfer such that the Landlord becomes the assignee or subtenant, as the case may be, of the Tenant on the financial terms set out in the notice.

If the Landlord elects to terminate this Lease, it must stipulate in its notice the termination date, and this date must not be less than 60 days and not more than 90 days following the giving of the notice of termination. If the Landlord elects to terminate this Lease, then the Tenant must notify the Landlord within 10 days after receiving the notice of termination of the Tenant's intention whether to refrain from the Transfer or to accept termination of this Lease or the portion of this Lease in respect of which the Landlord has exercised its rights. If the Tenant fails to deliver such notice within those 10 days or notifies the Landlord that it accepts the Landlord's termination, then this Lease will as to the whole or the affected part of the Premises, as the case may be, be terminated on the date of termination stipulated by the Landlord in its notice of termination. If the Tenant notifies the Landlord within those 10 days that it intends to refrain from the Transfer, then the Landlord's election to terminate this Lease will become void.

10.3   TENANT CONTINUES LIABLE

Notwithstanding any consent being given by the Landlord and any Transfer being effected the Tenant will remain bound to the Landlord for the fulfillment of all of the terms, covenants and agreements contained in this Lease.

10.4   CHANGE OF CONTROL

If the Tenant is a private corporation or is not a reporting company or reporting issuer and if by the merger, amalgamation of the Tenant or the sale or other disposition of its securities the control or the beneficial ownership of such corporation is changed at any time during the Term, there shall be deemed to be an assignment of the rights of the Tenant under this Lease and, accordingly, a breach of Section 10.1, unless the prior written consent of the Landlord is first obtained.

11.    EXCLUSION OF LIABILITY AND INDEMNITY

11.1   EXCLUSION OF LIABILITY

It is agreed between the Landlord and Tenant that the Landlord, or those for whom it may in law be responsible, will not be liable unless they are negligent, or responsible in any way for:

       (a) damage or injury to any property of the Tenant which is entrusted to the care or control of the Landlord, its agents, servants or employees;

       (b) any loss of or damage or injury to any property belonging to the Tenant or to employees of the Tenant or to any other person while such property is on the Premises whether such property has been entrusted to employees of the Landlord or not and without limiting the generality of the foregoing, the Landlord will not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Building or from the water, steam or drainage pipes or plumbing works of the Building or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted by the Tenant; and

       (c) any death or injury arising from or out of any occurrence in, on, at, or relating to the Building or damage to property of the Tenant or of others wherever located, whether or not resulting from the negligence of the Landlord or those for whom it may in law be responsible, the exercise by the Landlord of any of its rights under the Lease, or by the Landlord's or suppliers' failure to provide any services, facilities or utilities required by this Lease. The exculpation of the Landlord from liability extends to and includes all damages, direct, indirect, or consequential, damages for personal discomfort, illness or inconvenience, interruption of business, loss of income, and any death, injury or damage to property or other loss resulting from any cause, including without limitation, fire, explosion, falling plaster, falling ceiling tiles, falling ceiling fixtures and diffuser coverings, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Building, including pipes, sprinkler, appliances, plumbing works, roofs, windows or the subsurface of any floor or ceiling of the Building or from any lands adjoining the Building.

11.2   INDEMNIFICATION

The Tenant covenants and agrees with the Landlord to indemnify and save harmless the Landlord and those for whom it is at law responsible, unless the Landlord and those for whom it is at law responsible are negligent, against and from any and all claims, including all claims for personal injury or property damage arising from any act or omission of the Tenant or any employee, agent, customer, invitee or licensee of the Tenant, and against and from all costs, counsel fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought.

12.    LANDLORD'S RIGHTS AND REMEDIES

12.1   DEFAULT

If and whenever any one or more of the following events occur:

       (a) the Rent hereby reserved, or any part of the Rent, is not paid on the day appointed for its payment, whether lawfully demanded or not;

       (b) in case of breach or nonobservance or nonperformance of any of the covenants, agreements, provisos, conditions or rules and regulations on the part of the Tenant to be kept, observed or performed;

       (c) in case the Premises is vacated or remains unoccupied for five consecutive days;

       (d) if, without the written consent of the Landlord, the Premises are used by any person other than the Tenant, the Tenant's permitted assigns or permitted sublessees;

       (e) if, without the written consent of the Landlord, the Premises are used for any purpose other than that for which the Premises were let; or

       (f) in case the Term is taken in execution or attachment for any cause whatever;

then in and every such case, it will be lawful for the Landlord at any time thereafter to enter into and on the Premises or any part of the Premises in the name of the whole and the Landlord to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding. Whenever the Landlord shall be entitled to re-enter the Premises, it may, at its option and without limiting its other remedies and recourses, terminate this Lease, reserving a rights to claim all costs (on a solicitor and own client basis), losses, damages and expenses arising from any of the events set out in this Section.

12.2   EXECUTION, RECEIVERSHIP AND BANKRUPTCY

If, during the Term, any one or more of the following events occur:

       (a) any of the goods and chattels of the Tenant are at any time seized in execution or attachment by any creditor of the Tenant;

       (b) a receiver or receiver-manage is appointed in respect of any property of the Tenant;

       (c)    the Tenant makes any assignment for the benefit of creditors;

       (d)    the Tenant makes any bulk sale;

       (e) the Tenant becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors;

       (f) the Tenant is a corporation and any order is made for the winding-up of the Tenant or termination of the corporate existence of the Tenant;

then in any such case this Lease will, at any time thereafter and at the sole option of the Landlord, cease and determine and the Term will immediately become forfeited and void and the then current month's Rent and the next ensuing three months' Rent will immediately become due and be paid and the Landlord may immediately claim that Rent together with any arrears then unpaid and any other amounts owing to the Landlord by the Tenant under this Lease and the

Landlord may, without notice or any form of legal process, forthwith re-enter on and take possession of the Premises and become the owner of the Premises and remove the Tenant's effects therefrom, any statute or law to the contrary notwithstanding, without prejudice to, and under reserve of, all other rights, remedies and recourses of the Landlord.

12.3   DELIVERY OF POSSESSION

If, pursuant to the provisions of this Lease, this Lease is terminated prior to the end of the Term, then the Rent and any other payments for which the Tenant is liable under this Lease will be apportioned and paid in full to the date of such termination, and the Tenant will immediately deliver up vacant possession of the Premises to the Landlord; provided that, and notwithstanding such termination, if at the date of such termination the actual amount of the Rent or any other payment cannot be exactly ascertained, the Tenant will pay to the Landlord the amount of the Rent, or other payment as estimated by the Landlord and forthwith on the exact amount of such sum being ascertained, the Landlord and the Tenant will make any adjustments, if required.

12.4   PAYMENT OF LANDLORD'S EXPENSES

If at any time an action is brought for recovery of possession of the Premises, for the recovery of Rent or any other amount due under this Lease, or because of a breach by act or omission of any covenant contained in this Lease on the part of the Tenant, and a breach is established, the Tenant will pay to the Landlord all expenses incurred by the Landlord in the enforcement of its rights and remedies under this Lease.

12.5   LANDLORD'S RIGHT TO RE-LET

In any of the cases described in Sections 12.1 and 12.2, the Landlord will have, in addition to the other rights hereby reserved, the right if it thinks fit to enter the Premises as the agent of the Tenant, either by force or otherwise, without being liable to any prosecution therefor and to re-let or sublet the whole or any part of the Premises as the agent of and at the risk of the Tenant and to apply the proceeds of that re-letting or subletting on account of Rent due or in satisfaction of the breach of any covenant or agreement contained in this Lease, and the Tenant will remain liable for the deficiency of any Rent, together with the Landlord's reasonable expenses of retaking and re-letting, including legal fees as between solicitor and own client, and the Landlord may recover from the Tenant the Rent due for the remainder of the Term in the event the Landlord has not so re-let, or if the Landlord has re-let, to recover from the Tenant the difference in rent payable by the new tenant of the Premises for the balance of the Term and that required to be paid by the Tenant under this Lease for the balance of the Term, notwithstanding in either case that the Term will not have ceased and the Tenant agrees to pay promptly on demand any amount so determined.

12.6   RIGHT OF LANDLORD TO PERFORM TENANT'S OBLIGATIONS

If, at any time and so often as it happens, the Tenant makes default in the observance or performance of any covenant contained in this Lease on its part to be observed or performed or fails to make payment of any money undertaken by it under this Lease to be paid other than as Rent to the Landlord, then the Landlord may, but is not obligated so to do, without waiving or releasing the Tenant from its obligations under this Lease, itself observe and perform the covenant or covenants in respect of which the Tenant has made default or make payment of the moneys the Tenant has failed to pay, and the Tenant will promptly pay all costs and expenses incurred by the Landlord in the observance or performance of such covenant or covenants including, without limitation, legal costs as between solicitor and own client.

12.7   MONEY PAID BY LANDLORD

Any money paid by the Landlord as provided in Section 12.4 will, with interest on that money from the date of the incurring of such costs or expenses or payments of moneys at a rate equal to 24% per annum, be a charge on the Premises in favor of the Landlord in priority to the interest of the Tenant under this Lease and of any person claiming through or under the Tenant, and all such costs, expenses and moneys and interest on all such costs, expenses and moneys will be payable forthwith by the Tenant and to the Landlord and the Tenant covenants to pay them forthwith on demand by the Landlord and they will be treated as Rent due and payable to the Landlord under this Lease and the Landlord will have the same rights and remedies and may take the same steps for their recovery as for the recovery of Rents in arrears.

12.8   LANDLORD'S RIGHT TO SEIZE

The Tenant waives and renounces the benefit of any present or future law taking away or limiting the Landlord's rights against the Tenant and notwithstanding any such law, the Landlord may seize and sell all of the Tenant's goods and property, whether within the Premises or not, and apply the proceeds of such sale on Rent and all other amounts outstanding under this Lease and on the costs of the seizure and sale in the same manner as might have been done if such law had not been passed. The Tenant further agrees that if it leaves the Premises, leaving any Rent or other amounts provided to be paid under this Lease unpaid, the Landlord, in addition to any remedy otherwise provided by law, may seize and sell the goods and chattels of the Tenant at any place to which the Tenant or any other person may have removed them, in the same manner as if such goods and chattels had remained on the Premises.

12.9   NO WAIVER

No condoning, excusing or overlooking by the Landlord or Tenant of any default, breach or nonobservance by the Tenant or the Landlord at any time or times in respect of any covenant, proviso or condition contained in this Lease will operate as a waiver of the Landlord's or the Tenant's rights under this Lease in respect of any continuing or subsequent default, breach of nonobservance, or so as to defeat or affect in any way the rights of the Landlord or the Tenant in respect of any such continuing or subsequent default or breach, and no waiver will be inferred from or implied by anything done or omitted by the Landlord or the Tenant except if there is an express waiver in writing.

12.10  REMEDIES CUMULATIVE

All rights and remedies of the Landlord in this Lease contained will be cumulative and not alternative.

13.    MORTGAGES AND ASSIGNMENT BY LANDLORD

13.1   LANDLORD MAY CHARGE RIGHTS

The rights of the Landlord under this Lease may be mortgaged, charged, transferred or assigned to a purchaser or to a mortgagee or trustee for bond holders and in the event of a sale or of default by the Landlord under any mortgage, trust deed or trust indenture and the purchaser, mortgagee or trustee, as the case may be, duly entering into possession of the Premises, the Tenant agrees to attorn to and become the Tenant of such purchaser, mortgagee or trustee under the terms of this Lease.

13.2   SUBORDINATION

This Lease is subject and subordinate to all mortgages, trust deeds or trust indentures which may now or at any time hereafter affect in whole or in part the Premises whether or not any such mortgage, trust deed or trust indenture will affect only the Premises or will be a blanket mortgage, trust deed or trust indenture affecting other premises as well. This Lease will also be subject and subordinate to all renewals, modifications, consolidations, replacements and extensions of any such mortgage, trust deed or trust indenture. In confirmation of such subordination and agreement to attorn, the Tenant will execute promptly on request by the Landlord any certificate, instruments or postponement or attornment of other instruments which may from time to time be requested to give effect to the provisions of this Lease. The Tenant hereby irrevocably appoints the Landlord as the attorney for the Tenant with full power and authority to execute and deliver such instruments for and in the name of the Tenant.

13.3   STATUS STATEMENT

If, in connection with any sale, assignment, hypothecation or mortgaging of the Premises or the Land by the Landlord, an offset statement is required from the Tenant, then the Tenant covenants and agrees with the Landlord to deliver (within 10 days after request for such a certificate by the Landlord) a certificate to any proposed mortgagee or purchaser, or to the Landlord, certifying that this Lease is in full force and effect, that there are no defenses, offsets or prepayments to this Lease and any other information reasonably requested by the Landlord.

13.4   REGISTRATION

The Landlord will not be obliged to deliver this Lease in registrable form. The Tenant covenants and agrees with the Landlord not to register this Lease. If the Landlord requires this Lease to be registered subject or in priority to, as the Landlord may direct, any mortgage, trust deed or trust indenture which may now or anytime hereafter affect in whole or in part the Premises or the Land and whether or not any such mortgage, trust deed or trust indenture affecting other premises as well, the Tenant covenants and agrees with the Landlord that the Tenant will execute promptly on request by the Landlord any certificate, tripartite agreement or other instrument which may from time to time be requested to register this Lease. Such registration will be at the cost and expense of the Landlord.

13.5   ASSIGNMENT BY LANDLORD

In the event of the sale or lease by the Landlord of the whole or a portion of the Premises or the assignment by the Landlord of this Lease or any interest of the Landlord under this Lease, and to the extent that the purchaser, lessee under such lease or assignee has assumed the covenants and obligations of the Landlord under this Lease, then the Landlord will, without further written agreement, be freed and relieved of all liability on such covenants and obligations. The Tenant will, from time to time at the request of the Landlord, certify or acknowledge to any mortgagee, purchaser, lessee, or assignee or proposed mortgagee, purchaser, lessee, or assignee, the status and validity of this Lease and the state of the Landlord's and Tenant's account under this Lease.

14.    GENERAL

14.1   MANAGEMENT OF PROJECT

The Tenant acknowledges that the Landlord may appoint a manager of the Premises and on notice to the Tenant of any such appointment, such manager will be the person at the Premises to deal with the Tenant.

14.2   SHOWING PREMISES

The Landlord may, at any time within 90 days before the end of the Term, enter the Premises and bring others at all reasonable hours for the purpose of offering the Premises for rent. The Landlord may at any time during the Term, enter the Premises and bring others at all reasonable hours for the purpose of offering the Premises for sale.

14.3   FORCE MAJEURE

Whenever and to the extent that the Landlord is unable to fulfil or is delayed or restricted in the fulfillment of any obligations under this Lease in respect of the performance of the Landlord's covenants under this Lease by reason of being unable (with reasonable diligence and apart from any question of financial ability) to obtain the material, goods, equipment, service, utility, or labor required to enable it to fulfill that obligation or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant to any statute, law or order-in-council; or any other cause beyond its control whether of the foregoing character or not, the Landlord will be relieved from the fulfillment of that obligation and the Tenant is not entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned and there will be no deduction from the Rent by reason of any of these failures or causes.

14.4   NO OFFER

The Landlord will not be deemed to have made an offer to the Tenant by furnishing to the Tenant a copy of this Lease with particulars inserted. Notwithstanding that the first installment of Basic Rent may be received by the Landlord when this Lease is received by it for signature no contractual or other rights will exist or be created between the Landlord and Tenant until such time as all parties to this Lease have executed and delivered this Lease.

14.5   REPRESENTATIONS BY LANDLORD

There are no representations or warranties of the Landlord as to the environmental condition of the Premises, the presence or absence of any Hazardous Materials on the Premises or any Hazardous Materials Claims, and whether the intended use of the Premises contemplated by the Tenant complies with zonings and all other laws, ordinances, regulations and requirements of the Municipality. The Tenant hereby acknowledges that the Landlord has in no way relieved the Tenant from its obligations under this Lease to indemnify the Landlord from all manners of action or causes of action, damage, loss, cost or expenses arising from the Tenant's failure to comply with laws, ordinances, regulations, requirements, and recommendations of all levels of government and authorities.

14.6   NO PARTNERSHIP

It is understood and agreed that nothing contained in this Lease nor in any acts of the parties to this Lease will be deemed to create any relationship between the parties to this Lease other than the relationship of landlord and tenant.

14.7   SEVERAL TENANTS

Should the Tenant comprise two or more persons, each of them, and not one for the other or others, will be jointly and severally bound with the other or others for the due performance of the obligations of the Tenant under this Lease. Where required by the context of this Lease the singular will include the plural, and the masculine gender will include either the feminine or neuter genders, as the case may be, and vice versa.

14.8   ENUREMENT

Subject to the provisions of this Lease respecting assignment by the Tenant, this Lease inures to the benefit of and is binding on the Landlord, its successors and assigns and the Tenant, and the heirs, executors, administrators and other personal legal representatives, successors and permitted assigns of the Tenant.

14.9   NOTICE

Any notice, demand, request, consent or objection required or contemplated to be given or made by any provision of this Lease will be given or made in writing and either delivered personally, sent by facsimile or sent by registered mail, postage prepaid, addressed to the Landlord at the address set out in Subsection 1(b) or addressed to the Tenant at the address set out in Subsection 1(d) or to such other address in Canada of which either party may from time to time notify the other in writing. The time of giving or making such notice, demand, request, consent or objection will be, if delivered or sent by facsimile, when delivered or faxed, and if mailed, then on the second business day after the day of the mailing of such notice unless there is a labor dispute that might affect the mailing of the notice in which case the notice will be delivered or sent by facsimile rather than mailed.
If in this lease two or more persons are named as Tenant such notice, demand, request, consent or objection will be sufficiently given or made if and when it is given to any one of such persons. All payments required to be made by this Lease will addressed as provided for in this Section unless otherwise directed by the Landlord.

14.10  TIME OF ESSENCE

Time is of the essence of this Lease.

14.11  HEADINGS

The headings in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any provisions of this Lease.

14.12  GOVERNING LAW

This Lease will be construed and governed by the laws of British Columbia.

14.13  SEVERABILITY

Should any provision or provisions of this Lease or its conditions be illegal or not enforceable, it or they will be considered separate and severable from this Lease, and its remaining provisions and conditions will remain in force and be binding on the parties to this lease as though the illegal or not enforceable provision or provisions or conditions had never been included.

14.14  ENTIRE AGREEMENT

The Tenant acknowledges that there have been no representations or warranties made by the landlord which are not set out in this Lease. The Tenant further acknowledges that this Lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified except as explicitly provided in this Lease or except by subsequent agreement in writing duly signed by the Landlord and the Tenant.

15.    SPECIAL PROVISIONS

15.1   OPTION TO RENEW

The Landlord covenants with the Tenant that if the Tenant duly and regularly pays the Rent provided for in this Lease and performs all its covenants contained in this Lease, then the Landlord will, on request of the Tenant in writing to the Landlord no earlier than 9 months and no later than six months prior to the expiration of the Term, grant to the Tenant a renewal lease of the Premises for the further term set out in Subsection 1(k) at a rent to be agreed on between the parties or, failing agreement within 45 days of the date the Tenant delivers notice to the Landlord of the exercise of the option, to be determined by arbitration in accordance with the COMMERCIAL ARBITRATION ACT (British Columbia) as the greater of:

       (a) the then current fair market rent for premises of similar size and use in the general location of the Premises; and

       (b) the Rent paid during the last year of the initial term of this Lease.

The renewal lease will contain all the covenants, provisos, conditions and agreements contained in this present Lease, except for the Rent and this option to renew.

15.2   LANDLORD'S RIGHT TO TERMINATE

If the Tenant exercises the option to renew in accordance with the provisions of Section 15.1 the Landlord may at any time during the extended term, by a written notice of termination, terminate the Lease effective as of the date which is 1 year after the date the notice of termination is provided to the Tenant. The notice of termination must confirm that the Landlord intends to demolish all or a portion of the Building for such demolition. The Tenant shall during the notice period pay rent and comply with all obligations hereunder.

15.3   FURNITURE

Prior to the Commencement Date the Landlord will provide the Tenant with an inventory which lists all furniture which the Landlord will remain on the Premises for the Tenant's use during the Term. The Tenant agrees to accept the furniture on an as is where is basis. The Landlord is making no warranties or representations as to the condition of the furniture or its suitability for use by the Tenant.

At the end of the Term, if the Tenant is not in default of its obligations under the Lease the Landlord shall transfer title to the furniture to the Tenant in consideration of $1.00.

15.4   PARKING

In addition to the parking located on the Premises the Landlord will make available to the Tenant up to 8 parking stalls on lands adjacent to the Premises on the following terms and conditions:

              (i) the Tenant may on 30 days written notice reduce the number of parking stalls it wishes to use;

              (ii) if after the Tenant has reduced the number of parking stalls it wishes to use it wishes to retake one or more spaces it will give notice to the Landlord and subject to availability the Landlord will allow the Tenant to retake the parking stalls;

              (iii) the Tenant shall pay the market monthly rental rates in effect from time to time for the parking spaces.

15.5   FIXTURING PERIOD

The Tenant will be permitted access to the Premises prior to the Commencement Date for the purposes of installation of leasehold improvements and trade fixtures. The Tenant shall not be required to pay Basic Rent or Additional Rent for this period but shall be required to perform all other terms and conditions of this Lease, including placing and maintaining insurance.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

THOMAS DOWNIE HOLDINGS LTD.
Per:
/s/ Ken Downie
------------------------
Authorized Signatory


GLOBAL MEDIA CORPORATION
Per:
/s/ Robert Fuller
------------------------
Authorized Signatory

/s/ Jim Porter
------------------------
Authorized Signatory


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